UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Ardagh Group S.A.

(Exact name of registrant as specified in its charter)

Luxembourg	Not Applicable
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

56, rue Charles Martel Luxembourg, Luxembourg	L-2134
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Class A Common Shares, par value €0.01 per share	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates:  333-206508

Securities to be registered pursuant to Section 12(g) of the Act:  None

Item 1. Description of Registrant’s Securities to Be Registered.

The description of the Class A Common Shares, par value €0.01 per share, of Ardagh Group S.A. (the “Registrant”) under the heading “Description of Share Capital” in the Registrant’s Registration Statement on Form F-1 (Registration No. 333-214684) originally filed with the Securities and Exchange Commission on November 17, 2016, as amended, and in any prospectus relating thereto to be filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, are incorporated herein by reference.

Item 2. Exhibits.

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed, because no other securities of the Registrant are registered on the New York Stock Exchange and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

ARDAGH GROUP S.A.

By:	/s/ Torsten Schoen
Name:	Torsten Schoen
Title:	Chief Legal Officer & Company Secretary

Date:  March 14, 2017

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